Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Apple Hospitality REIT, Inc., (the “Company”) on Form 10-K for the year ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2015, and for the period then ended.

Apple Hospitality REIT, Inc.

/s/ Justin G. Knight
Justin G. Knight
President and Chief Executive Officer

/s/ Bryan Peery
Bryan Peery
Chief Financial Officer

February 25, 2016